Exhibit 3.22

FORM BCA-47	ARTICLES OF INCORPORATION
	(Do not write in this space)
Filing Requirements – Present 2 originally signed and	Date Paid	4-2-84
fully executed copies in exact duplicate	Initial License Fee	$.50
	Franchise Tax	$25.00
For Inserts – Use White Paper – Size 8 1/2 x 11	Filing Fee	$75.00

	Clerk	100.50

TO: JIM EDGAR, Secretary of State

I/We, the incorporator(s), being one or more natural persons of the age of twenty-one years or more or a corporation for the purpose of forming a corporation under “The Business Corporation Act” of the State of Illinois, do hereby adopt the following Articles of Incorporation:

ARTICLE ONE	The name of the corporation is:	RICHARDS & TIERNEY, INC.

ARTICLE TWO	The name and address of the initial registered agent and registered office are:

	Registered Agent	Thomas M. Richards
		First Name	Middle Name	Last Name

	Registered Office	585 Hawthorne Avenue
		Number	Street	(Do not use P.O. Box) Suite #

		Glen Ellyn	60137	Cook
		City	Zip Code	County

ARTICLE THREE	The duration of the corporation is XX perpetual OR years.

ARTICLE FOUR	The purposes for which the corporation is organized are:
To engage in any lawful act or activity for which corporations may be organized under the Illinois Business Corporation Act.

ARTICLE FIVE	Paragraph 1: The number of shares which the corporation shall be authorized to issue, itemized by class, series and par value, if any, is

	Class	Series	*Par Value per share	Number of shares authorized
	Common	$.10		200,000

Paragraph 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:

Pre-emptive rights are granted the shareholders.

ARTICLE SIX

The number of shares which the corporation proposes to issue without further report to the Secretary of State, itemized by class, series, and par value, if any, and the consideration to be received by the corporation therefor (expressed in dollars) are:

Class	Series	*Par Value per share	Number of shares to be issued	Total consideration to be received therefor
Common		$.10	1,000		$1,000.00
				$
				$
				$
			Total		$1,000.00

*(Use NPV if no Par Value)

	ARTICLE SEVEN	The corporation will not commence business until at least one thousand dollars has been received as consideration for the issuance of shares.

	ARTICLE EIGHT	The number of directors to be elected at the first meeting of the shareholders is Two.

	ARTICLE NINE	(Complete EITHER A or B)

☒

A.    All the property of the corporation is to be located in this State and all of its business is to be transacted at or from places of business in this State, or the incorporator(s) elect to pay the initial franchise tax on the basis of the entire consideration to be received for the issuance of shares.

	☐	B. Paragraph 1: It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be $
Paragraph 2: It is estimated that the value of the property to be located within the State of Illinois during the following year will be: $
Paragraph 3: It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be $
Paragraph 4: It is estimated that the gross amount of business which will be transacted at or from places of business in the State of Illinois during the following year will be: $

I/WE the incorporator(s) declare that I/we have examined the foregoing Articles of incorporation and that the statements contained therein are, to the best of my/our knowledge and belief, true, correct and complete. Executed this 2nd day of April, 1984.

(Signatures must be in ink. Carbon copy, xerox or rubber stamp signatures are not acceptable.)

NOTE: If a corporation acts as incorporator the name of the corporation and the state of incorporation shall be shown and the execution must be by its President or Vice-President and verified by him, and the corporate seal shall be affixed and attested by its Secretary or an Assistant Secretary.

Signature and Names		Post Office Address

1.	/s/ Gilbert L. Bratten	1.	100 W. Cook Street
	Signature		Street

	Gilbert L. Bratten		Springfield,	IL	62704
	Name (please print)		City/Town	State	Zip

2.		2.
	Signature		Street

	Name (please print)		City/Town	State	Zip

3.		3.
	Signature		Street

	Name (please print)		City/Town	State	Zip